CleanSpark, Webcor & Sungevity Complete Phase I of First Commercial Microgrid

832 kW System Developed at Ram's Hill Golf Course in Borrego Springs, CA

PR Newswire

SALT LAKE CITY, Aug. 18, 2016

SALT LAKE CITY, Aug. 18, 2016 /PRNewswire/ -- Cleanspark, LLC, as part of Stratean (OTC: SRTN), the developer of a patented and revolutionary "stratified" downdraft gasifier, today announced the company has completed Phase I of its first commercial microgrid in partnership with Webcor, a San Francisco-based builder, and Sungevity, a leading solar service provider.

The 832kW solar system with distributed controls, located at the Ram's Hill Golf Course in Borrego Springs, features a highly advanced monitoring intelligence platform. In addition an upgrade to consolidate property loads for a private behind-the-meter 12kV infrastructure was deployed that enables plug and play capabilities in the future such as energy storage integration and additional microgrid functionality. The Rams Hill installation was completed in five months and is expected to save approximately $300,000 per year with an eight-year return on investment from the project. With the intelligence platform already delivering cost savings information, that return is expected to drop further in the coming six months.

"The system installed by the microgrid team has performed beyond our expectations. We are very happy with our partnership with Webcor and CleanSpark and look forward to the continuing development of our power system," said Becky Holeman, CFO of Rams Hill.

Matthew Schultz, Chief Executive Officer of Stratean, Inc., commented, "We are excited about completing the first phase of this project. Sungevity and Webcor are phenomenal partners. We believe the ROI is extremely compelling for our customers not only as a result of solar energy generation, but also due to our superior intelligence platform that will deliver significant value on its own. We look forward to communicating future projects and developments in the near term."

About CleanSpark

CleanSpark offers advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. By integrating new and existing energy generation and storage assets with advanced load management capacities, CleanSpark's software allows energy generated locally to be shared with other interconnected microgrids. This unique capability enables microgrids to be scaled and widely adopted for commercial, industrial, military, municipal, and remote community deployment.

For more information on CleanSpark, please visit http://www.cleanspark.com.

About Stratean, Inc.

From the trash can to the gas can, Stratean, Inc. has successfully designed, engineered, manufactured and patented a revolutionary 'stratified' downdraft gasifier. Our partners, such as Petersen, Inc., ICON Renewables, Combustion Resources and others have worked with us to create a logical solution for profitably handling MSW, Coal, Plastics, Municipal Sewage and many other feedstocks. All with ZERO airborne emissions.  We've aligned ourselves with research universities such as Utah State University, The University of Utah, and BYU to certify and maximize the efficiencies and production of our technology.  To learn more, visit http://www.stratean.com/.

 About Webcor Builders

San Francisco-based Webcor Builders was founded in 1971, and is widely recognized as one of the nation's leading general contractors. Recently named both the 2014 California Contractor of the Year and one of the top green construction companies in the U.S. by the Engineering News-Record, Webcor is known for its innovative and efficient approach to construction, wide range of experience, cost-effective design/build methodology, skills in concrete construction, and expertise in building landmark projects.  For more information, please visit http://www.webcor.com.

About Sungevity

Sungevity, Inc. is a technology-driven solutions provider, offering exceptional service and choice to residential and commercial solar energy customers.  Sungevity's asset-light business model focuses on value-added in-house services for software platform development, project management and customer experience; this focus is enabled by a strong, scalable network of third-party providers for asset-intensive and/or lower margin provision of hardware, installation services and financing.  Sungevity's disruptive and competitive model delivers greater value directly to customers and, for stockholders, captures immediate financial value at the time of sale.

Information about Forward-Looking Statements

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC").  For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website: http://www.stratean.com

Contact: Investor Relations:
Brett Maas, Managing Partner, Hayden IR,
(646) 536-7331, brett@haydenir.com

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SOURCE Stratean, Inc.

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